                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): July 13, 2001


                       COMPASS KNOWLEDGE HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

           NEVADA                          0-29615                87-0471549

(STATE OR OTHER JURISDICTION          (COMMISSION FILE         (IRS EMPLOYER
OF INCORPORATION OR                   NUMBER)               IDENTIFICATION NUMBER)
ORGANIZATION)
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                          2710 REW CIRCLE, SUITE 100
                             OCOEE, FLORIDA 34761
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                (407) 573-2000
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (407) 656-7585
             (REGISTRANT'S FACSIMILE NUMBER, INCLUDING AREA CODE)

                           WWW.COMPASSKNOWLEDGE.COM
                        (REGISTRANT'S WEBSITE ADDRESS)
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ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On July 13, 2001, the Company appointed the accounting firm of Parks, Tschopp, Whitcomb and Orr, P.A. as independent accountants for fiscal year 2001 to replace Arthur Andersen LLP, which was dismissed effective with such appointment. The Board of Directors approved the selection of Parks, Tschopp, Whitcomb and Orr, P.A. as new independent accountants upon the recommendation of the Company's Audit Committee. Management has not consulted with Parks, Tschopp, Whitcomb and Orr, P.A. on any accounting, auditing or reporting matter, prior to their appointment as independent accountants.

     There have been no disagreements with Arthur Andersen LLP during the two most recent fiscal years and any subsequent interim period preceding the dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter or the disagreement(s) in connection with its report.

     Arthur Andersen LLP's reports on the financial statements since 1999 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company has provided Arthur Andersen LLP with a copy of this disclosure and has requested that Arthur Andersen furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. (A copy of Arthur Andersen LLP's letter to the SEC, dated July 20, 2001, is filed as Exhibit 16 to the Form 8-K/A.)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              COMPASS KNOWLEDGE HOLDINGS, INC.



Date:  JULY 20, 2001          BY: /s/ ROGERS W. KIRVEN, JR.
       -------------              -------------------------
                                  Chief Executive Officer and Director


Date:  JULY 20, 2001          BY: /s/ ANTHONY RUBEN
       -------------              -----------------
                                  Chief Financial Officer and Treasurer